UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 26, 2018 (March 23, 2018)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia		22042-4513
(Address of Principal Executive Offices)		(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 23, 2018, General Dynamics Corporation (“General Dynamics”) entered into a Resignation and Appointment Agreement with JPMorgan Chase Bank, N.A., as resigning administrative agent, Wells Fargo Bank, National Association, as successor administrative agent, and certain guarantors and lenders named therein (the “Resignation and Appointment Agreement”), pursuant to which JPMorgan Chase Bank, N.A. resigned, and Wells Fargo Bank, National Association was appointed, as an administrative agent under the 364-Day Credit Agreement, dated March 16, 2018, by and among General Dynamics, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein (the “364-Day Credit Agreement”). Other than as modified by virtue of the Resignation and Appointment Agreement, the 364-Day Credit Agreement remains in full force and effect as originally executed on March 16, 2018. In connection with this change, JPMorgan Chase Bank, N.A. assigned to certain lenders, and those lenders assumed, the rights and obligations of JPMorgan Chase Bank, N.A. under the 364-Day Credit Agreement.

General Dynamics and its subsidiaries have relationships with Wells Fargo Bank, National Association and some of the lenders that are parties to the Resignation and Appointment Agreement where they provide commercial banking, underwriting and other financial advisory services for which they have received (or will receive) customary fees and expenses.

The foregoing summary of the Resignation and Appointment Agreement is not complete and is qualified in its entirety by reference to the Resignation and Appointment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Notice to Investors

This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of common stock of CSRA Inc. (CSRA). On March 5, 2018, Red Hawk Enterprises Corp., a wholly owned subsidiary of General Dynamics (“Merger Sub”) commenced a tender offer to purchase all of the shares of common stock, par value $0.001 per share of CSRA that are issued and outstanding. On March 20, 2018, the tender office price was increased to a price per share of $41.25, in cash, without interest and less any applicable withholding of taxes. The tender offer expires at 11:59 p.m., New York City time, on Monday, April 2, 2018, unless extended. If the tender offer is extended, we will inform the depositary of that fact and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the business day after the day on which the tender offer was scheduled to expire. On March 5, 2018, Merger Sub filed a tender offer statement and related exhibits with the U.S. Securities and Exchange Commission (the “SEC”) and on the same date CSRA filed a solicitation/recommendation statement with respect to the tender offer. Investors and shareholders of CSRA are strongly advised to read the tender offer statement (including the related exhibits) and the solicitation/recommendation statement, as they have been amended and may be amended from time to time, because they contain important information that shareholders should consider before making any decision regarding tendering their shares. The tender offer statement (including the related exhibits) and the solicitation/recommendation statement are available at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement and other documents that Merger Sub files with the SEC are available to all shareholders of CSRA free of charge at www.generaldynamics.com. The solicitation/recommendation statement and the other documents filed by CSRA with the SEC are available to all shareholders of CSRA free of charge at www.CSRA.com.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K, including any statements as to the financing and completion of the Transactions, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the filings that General Dynamics files with the SEC, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. General Dynamics does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Resignation and Appointment Agreement, dated March 23, 2018, by an among JPMorgan Chase Bank, N.A., as resigning administrative agent, Wells Fargo Bank, National Association, as successor administrative agent, and certain guarantors and lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

	by	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Senior Vice President, General Counsel and Secretary
Dated: March 26, 2018		(Authorized Officer)

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